Exhibit 99.3

Knology, Inc.

Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Knology, Inc. (“Knology”) and PrairieWave Holdings, Inc. (“PrairieWave”) after giving effect to the PrairieWave acquisition under the purchase method of accounting and to the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements. We acquired the operations on April 3, 2007. The pro forma balance sheet was prepared as if the acquisition occurred on March 31, 2007 and the statement of operations was prepared as if the acquisition had occurred on the first day of each period presented.

The unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Knology included in our Form 10-K for the year ended December 31, 2006 and in our Form 10-Q for the quarter ended March 31, 2007 and the historical financial statements included elsewhere in this Form 8-K/A. These unaudited pro forma condensed combined financial statements are based on preliminary estimates of purchase price allocations, do not reflect any direct costs or potential savings which may result from the PrairieWave acquisition, and are not necessarily indicative of the results that would actually have occurred had the transaction been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position of the combined company. We do not currently anticipate that the final purchase price allocation will be materially different from our preliminary estimates.

Knology, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2007

(in thousands)

	Knology	PrairieWave	Adjustments		Pro forma condensed combined
Assets
Current assets:
Cash and cash equivalents	$9,667	$14,256	$(13,721)	(a)(b)	$10,202
Restricted cash	1,195	—	—		1,195
Accounts receivable, net	21,115	6,265	—	(b)	27,380
Prepaid expenses and other	3,340	1,363	(50)	(b)(h)	4,653

Total current assets	35,317	21,884	(13,771)		43,430
Property, plant and equipment, net	235,554	162,791	—	(b)	398,345
Goodwill	40,834	—	63,549	(b)	104,383
Deferred debt issuance costs, net	9,630	2,621	3,012	(c)	15,263
Interest rate cap agreement	1,019	—	(1,019)	(d)	—
Investments	1,243	1,411	—		2,654
Intangible and other assets, net	1,053	11,309	19,461	(b)(i)	31,823

Total assets	$324,650	$200,016	$71,232		$595,898

Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$2,315	$5,100	$(1,400)	(f)	$6,015
Accounts payable	20,235	7,414	—	(b)	27,649
Accrued liabilities	7,790	2,875	(272)	(b)(d)(e)	10,393
Unearned revenue	11,356	3,421	—		14,777

Total current liabilities	41,696	18,810	(1,672)		58,834
Noncurrent liabilities:
Notes payable	270,428	151,600	129,753	(f)	551,781
Deferred tax liability	—	424	—	(b)	424
Warrants	878	—	—		878
Mandatorily redeemable preferred stock	—	13,012	(13,012)	(a)	—
Stockholders’ equity
Common stock	350	—	—		350
Preferred stock	—	54,685	(54,685)	(a)	—
Additional paid-in capital	584,984	—	—		584,984
Accumulated deficit	(573,686)	(38,515)	10,848	(g)	(601,353)

Total stockholders’ equity	11,648	16,170	(43,837)		(16,019)

Total liabilities and stockholders’ equity	$324,650	$200,016	$71,232		$595,898

See notes to unaudited pro forma condensed combined financial statements.

Knology, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2006

(in thousands, except per share and per share data)

	Knology	PrairieWave	Adjustments		Pro forma condensed combined
Operating revenues:
Video	$114,884	$22,673	$—		$137,557
Voice	82,434	48,798	—		131,232
Data	58,599	15,272	—		73,871
Other	3,074	1,523	—		4,597

Total operating revenues	258,991	88,266	—		347,257

Operating costs:
Direct costs (excluding depreciation and amortization)	75,497	24,220	—		99,717
Selling, general and administrative expenses	118,216	30,532	1,421	(k)	150,169
Depreciation and amortization	68,189	25,706	6,520	(l)	100,415
Loss on debt extinguishment	27,364	3,437	(30,801	) (m)	—
Capital markets activity	1,623	—	—		1,623

Total operating expenses	290,889	83,895	(22,860)		351,924

Operating loss (income)	(31,898)	4,371	22,860		(4,667)

Other income (expense):
Interest income	365	450	—		815
Interest expense	(34,087)	(17,868)	11,220	(m)	(40,735)
Gain (loss) on interest rate cap agreement	(366)	—	366	(m)	—
Loss on adjustment of warrants to market	(464)	—	—		(464)
Other expense, net	25	(142)	—		(117)

Total other expense	(34,527)	(17,560)	11,586		(40,501)

Net loss	(66,425)	(13,189)	34,446		(45,168)
Income taxes	—	1	—		1
Preferred stock dividend	(747)	—	—		(747)

Net loss attributable to common stockholders	$(67,172)	$(13,188)	$34,446		$(45,914)

Basic and diluted net loss per share attributable to common stockholders	$(2.40)				$(1.64)

Basic and diluted weighted average number of common shares outstanding	27,931,470				27,931,470

See notes to unaudited pro forma condensed combined financial statements.

Knology, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2007

(in thousands, except per share and per share data)

	Knology	PrairieWave	Adjustments		Pro forma condensed combined
Operating revenues:
Video	$30,718	$6,445	$—		$37,163
Voice	21,067	11,356	561	(j)	32,984
Data	16,276	4,182	—		20,458
Other	958	430	—		1,388

Total operating revenues	69,019	22,413	561		91,993

Operating costs:
Direct costs (excluding depreciation and amortization)	20,479	6,688	87	(j)	27,254
Selling, general and administrative expenses	29,671	7,824	311	(k)	37,806
Depreciation and amortization	16,706	6,831	1,622	(l)	25,159
Loss on debt extinguishment	27,364	3,437	(30,801	) (m)	—

Total operating expenses	94,220	24,780	(28,781)		90,219

Operating loss (income)	(25,201)	(2,367)	29,342		1,774

Other income (expense):
Interest income	127	150			277
Interest expense	(8,156)	(6,967)	5,025	(m)	(10,098)
Gain (loss) on interest rate cap agreement	(455)	—	455	(m)	—
Loss on adjustment of warrants to market	(288)	—	—		(288)
Other expense, net	(85)	—	—		(85)

Total other expense	(9,160)	(6,817)	5,783		(10,194)

Net loss	$(34,361)	$(9,184)	$35,125		$(8,420)

Basic and diluted net loss per share	$(0.99)				$(0.24)

Basic and diluted weighted average number of common shares outstanding	34,845,922				34,845,922

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands)

Pursuant to an agreement and plan of merger, dated as of January 8, 2007, we agreed to purchase all outstanding stock of PrairieWave Holdings, Inc. for $255.0 million cash.

The unaudited pro forma condensed financial data has been prepared assuming that the PrairieWave acquisition will be accounted for under the purchase method and is based on our historical consolidated financial statements and those of PrairieWave.

The pro forma adjustments represent management’s best estimate based on available information at this time. We have engaged third party firms to assist us in determining the value of tangible and intangible assets acquired. Actual adjustments will differ from those reflected in the unaudited pro forma condensed financial data once the valuation is finalized.

The unaudited pro forma condensed financial data should be read in conjunction with our historical consolidated financial statements and the related notes thereto and those of PrairieWave included elsewhere in this 8-K/A.

(a)	Represents cash transactions as follows:

Proceeds from new term loan	$555,000
Payoff of existing Knology and PrairieWave loans	(446,043)
Financing, advisory, legal and transaction costs	(16,763)
Proceeds from unwind of interest rate cap agreement	927
Proceeds from working capital adjustment	1,239
Payoff to PrairieWave shareholders and employees	(108,081)

Net cash adjustment	$(13,721)

(b)	This adjustment reflects the purchase price allocation for the PrairieWave acquisition as follows:

Cash purchase price	$255,000
Working capital adjustment	(1,239)

Net cash paid to PrairieWave	253,761
Transaction costs	1,217

Total purchase price	$254,978

Cash purchased	$2,680
Accounts receivable purchased	6,265
Prepaid assets purchased	1,363
PrairieWave March 31, 2007 property, plant and equipment	162,791
Investments purchased	1,411
Noncurrent assets purchased	688
Current liabilities assumed	(13,426)
Deferred tax liability assumed	(424)
Allocation to subscriber base	30,081
Allocation to goodwill	63,549

Net cash adjustment	$254,978

(c)	Represents debt issuance transactions as follows:

Writeoff of existing Knology and PrairieWave debt issuance costs, net	$(11,838)
Costs related to new term loan	14,850

Net deferred debt issuance cost adjustment	$3,012

(d)	Reflects the unwind of existing interest rate cap agreement.

(e)	Represents accrued interest transactions as follows:

Payoff of existing Knology and PrairieWave loans	$(437)
Unwind of interest rate cap agreement	165

Net accrued interest adjustment	$(272)

(f)	Represents debt transactions as follows:

Current portion of notes payable
Payoff of existing Knology and PrairieWave loans	$(6,950)
Proceeds from new term loan	5,550

Net current portion of notes payable adjustment	$(1,400)

Notes payable
Payoff of existing Knology and PrairieWave loans	$(419,697)
Proceeds from new term loan	549,450

Net notes payable adjustment	$129,753

(g)	Represents accumulated earnings transactions as follows:

Prepayment penalty and accretion of existing Knology and PrairieWave debt	$(18,097)
Unwind of interest rate cap agreement	(303)
Reflects the writeoff of prepaid annual admin fees on loans	(50)
Writeoff of existing Knology and PrairieWave debt issuance costs, net	(9,217)
Elimination of PrairieWave accumulated deficit	38,515

Net accumulated deficit adjustment	$10,848

(h)	Reflects the elimination of prepaid annual administrative fees on the loans.

(i)	Reflects the purchase price allocation for subscriber base intangible asset and the writeoff of PrairieWave franchise and customer list intangible assets.

(j)	Reflects the recognition of PrairieWave directory revenue and cost as earned throughout the year.

(k)	Reflects the change in PrairieWave installation labor capitalization policy to conform with Knology’s existing policy.

(l)	Reflects the elimination of PrairieWave customer list and franchise amortization which would not be incurred assuming acquisition is effective at the beginning of the period presented, and amortization of new subscriber base.

(m)	Reflects the elimination of interest expense, loss on debt extinguishment, and loss on interest rate cap agreements on existing loans which would not be incurred assuming acquisition is effective at the beginning of the period presented and interest expense on new debt at 7.23% with assumption of quarterly payments.